UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006 (January 18, 2006)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 18, 2006, OMNI Energy Services Corp. (“OMNI”) issued a press release announcing that Advantage Capital, et. al. (collectively “ACP”) has filed with the United States District Court for the Eastern District of Louisiana (the “Federal Court”) a notice to dismiss their lawsuit against OMNI and certain of OMNI’s key executive officers. ACP had previously filed suit against OMNI and these key executive officers alleging they fraudulently deprived ACP of their right to convert shares of OMNI’s Series A and Series B 8% Convertible Preferred Stock. On December 19, 2005, the Federal Court granted OMNI’s Motion to Dismiss the ACP lawsuit but permitted ACP a period of 20 business days to re-plead its case in the Federal Court.

A copy of the press release announcing the dismissal of the federal lawsuit is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated January 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: January 24, 2006
	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President